Filed Pursuant To Rule 433

Registration No. 333-209926

February 3, 2017

DISCLAIMER
This information is provided solely for general information and educational purposes. It is not, and should not be construed as, an offer to buy or sell, or as a solicitation of an offer to buy or sell, gold, any gold related products or any other products, securities or investments. It does not, and should not be construed as acting to, sponsor, advocate, endorse or promote gold, any gold related products or any other products, securities or investments.
This information does not purport to make any recommendations or provide any investment or other advice with respect to the purchase, sale or other disposition of gold, any gold related products or any other products, securities or investments, including without limitation, any advice to the effect that any gold related transaction is appropriate for any investment objective or financial situation of a prospective investor. A decision to invest in gold, any gold related products or any other products, securities or investments should not be made in reliance on any of this information. Before making any investment
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needs and circumstances and carefully consider the risks associated with such investment decision.
While the accuracy of any information communicated herewith has been checked, neither the World Gold Council nor any of its affiliates can guarantee such accuracy. In no event will the World Gold Council or any of its affiliates be liable for any decision made or action taken in reliance on such information or for any consequential, special, punitive, incidental, indirect or
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damages.
Data highlights ar-on-
yea 2015 2016change
Gold demand 4,215.8 4,308.7 2
Jewellery 2,388.6 2,041.6 -15
Technology 332.0 322.5 -3
Investment 918.7 1,561.1 70
Total bar and coin 1,047.0 1,029.2 -2
ETFs and similar products -128.3 531.9--
Central banks & other inst. 576.5 383.6 -33
Data highlights
Year-on-
year %
Q4’15 Q4’16change
Gold demand 1,122.8 994.1 -11
Jewellery 652.7 622.0 -5
Technology 81.6 83.8 3
Investment 219.7 173.9 -21
Total bar and coin 287.2 367.0 28
ETFs and similar products -67.6 -193.1--
Central banks & other inst. 168.9 114.4 -32
Source: Metals Focus; World Gold Council

Source: Metals Focus; World Gold Council Jewellery Year-on- year Tonnes 2015 2016change Jewellery 2,388.6 2,041.6 -15 India 662.3 514.0 -22 China 753.4 629.0 -17 Investment Year-on- year Tonnes 2015 2016change Investment 918.7 1,561.1 70 Bar & coin 1,047.0 1,029.2 -2 India 194.9 161.6 -17 China 228.1 284.6 25 Gold-backed ETFs -128.3 531.9-- Central banks Year-on- year Tonnes 2015 2016change Central banks and other institutions 576.5 383.6 -33 Technology Year-on- year Tonnes 2015 2016change Technology 332.0 322.5 -3 Electronics 262.2 254.5 -3 Other Industrial 50.9 50.0 -2 Dentistry 18.9 18.0 -5
Supply Year-on- year Tonnes 2015 2016change Total supply 4,363.1 4,570.8 5 Mine production 3,233.0 3,236.0 0 Net producer hedging 13.5 26.3 95 Recycled gold 1,116.5 1,308.5 17 Jewellery Year-on- year Tonnes 2015 2016change Jewellery 2,388.6 2,041.6 -15 India 662.3 514.0 -22 China 753.4 629.0 -17

Investment
Year-on-
year
Tonnes 2015 2016change
Investment 918.7 1,561.1 70
Bar & coin 1,047.0 1,029.2 -2
India 194.9 161.6 -17
China 228.1 284.6 25
Gold-backed ETFs -128.3 531.9--
Central banks
Year-on-
year
Tonnes 2015 2016change
Central banks and other
institutions 576.5 383.6 -33
Technology
Year-on-
year
Tonnes 2015 2016change
Technology 332.0 322.5 -3
Electronics 262.2 254.5 -3
Other Industrial 50.9 50.0 -2
Dentistry 18.9 18.0 -5
Supply
Year-on-
year
Tonnes 2015 2016change
Total supply 4,363.1 4,570.8 5
Mine production 3,233.0 3,236.0 0
Net producer hedging 13.5 26.3 95
Recycled gold 1,116.5 1,308.5 17
Gold demand (Tonnes)
Year-on-
year %
2015 2016change
Jewellery 2,388.6 2,041.6 -15
Technology 332.0 322.5 -3
Electronics 262.2 254.5 -3
Other Industrial 50.9 50.0 -2
Dentistry 18.9 18.0 -5
Investment 918.7 1,561.1 70
Total bar and coin demand 1,047.0 1,029.2 -2
Physical Bar demand 756.7 764.3 1
Official Coin 220.2 205.0 -7
Medals/Imitation Coin 70.1 59.9 -15
ETFs & similar products* -128.3 531.9--
Central banks & other inst. 576.5 383.6 -33
Gold demand 4,215.8 4,308.7 2
LBMA Gold Price, US$/oz 1,160.1 1,250.8 8

Year-on-
year %
Q1’15 Q2’15 Q3’15Q4’15Q1’16Q2’16Q3’16Q4’16change
598.5 516.0 621.4652.7477.9449.1492.5622.0 -5
83.7 83.7 82.981.676.380.082.483.8 3
66.3 65.8 65.564.659.762.865.166.9 4
12.7 13.2 12.812.312.012.712.912.5 1
4.8 4.8 4.74.64.64.64.54.4 -5
283.1 187.4 228.6219.7602.2449.7335.3173.9 -21
257.5 210.4 292.0287.2259.9212.5189.8367.0 28
191.8 150.8 197.4216.7199.9153.3138.9272.2 26
51.1 46.0 73.549.748.746.934.774.8 50
14.6 13.6 21.120.811.312.316.320.0 -4
25.6 -23.0 -63.4-67.6342.3237.1145.5-193.1--
112.4 127.3 168.0168.9105.178.785.4114.4 -32
1,077.7 914.4 1,100.91,122.81,261.51,057.5995.6994.1 -11
1,218.5 1,192.4 1,124.31,106.51,182.61,259.61,334.81,221.6 10
*For a listing of the Exchange Traded Funds and similar products, please see the Notes and definitions section in the full report. Source: Metals Focus; GFMS, Thomson Reuters; ICE Benchmark Administration; World Gold Council
Gold supply and demand
Year-on-
year %
2015 2016change
Supply
Mine production 3,233.0 3,236.0 0
Net producer hedging 13.5 26.3 95
Recycled gold 1,116.5 1,308.5 17
Total supply 4,363.1 4,570.8 5
Demand
Fabrication
Jewellery1 2,428.9 1,981.9 -18
Technology 332.0 322.5 -3
Sub-total above fabrication 2,760.8 2,304.4 -17
Total bar & coin demand 1,047.0 1,029.2 -2
ETFs & similar products2 -128.3 531.9--
Central bank & other inst.3 576.5 383.6 -33
Gold demand (fabrication basis) 4,256.1 4,249.1 0
Surplus/Deficit 107.0 321.7 201
LBMA Gold Price (US$/oz) 1160.06 1250.8 8
Year-on-
year %
Q1’15 Q2’15 Q3’15Q4’15Q1’16Q2’16Q3’16Q4’16change
747.9 806.8 852.5825.9773.5801.1850.4810.9 -2
-2.4 -15.2 14.416.747.522.9-19.1-25.0--
351.0 265.4 261.5238.6363.0342.7352.6250.2 5
1,096.5 1,057.0 1,128.41,081.21,184.01,166.81,183.91,036.1 -4
608.2 542.3 658.9619.4474.3447.6507.5552.4 -11
83.7 83.7 82.981.676.380.082.483.8 3
691.9 626.0 741.9701.0550.6527.6590.0636.2 -9
257.5 210.4 292.0287.2259.9212.5189.8367.0 28
25.6 -23.0 -63.4-67.6342.3237.1145.5-193.1--
112.4 127.3 168.0168.9105.178.785.4114.4 -32
1,087.4 940.7 1,138.41,089.61,257.91,056.01,010.7924.5 -15
9.1 116.3 -10.0-8.4-73.9110.7173.2111.6--

1,218.5 1,192.4 1,124.31,106.51,182.61,259.61,334.81,221.6 10
1 For an explanation of jewellery fabrication, please see the Notes and definitions section in the full report.
2 For a listing of the Exchange Traded Funds and similar products, please see the Notes and definitions section in the full report.
3 Excluding any delta hedging of central bank options.
4 For an explanation of Surplus/Deficit, please see the Notes and definitions section in the full report.
Source: Metals Focus; GFMS, Thomson Reuters; ICE Benchmark Administration; World Gold Council
Jewellery demand in selected countries (Tonnes)
Year-on-
year %
2015 2016change
India 662.3 514.0 -22
Pakistan 23.2 26.0 12
Sri Lanka 6.8 7.1 5
Greater China 811.9 677.1 -17
China 753.4 629.0 -17
Hong Kong 51.4 41.4 -19
Taiwan 7.0 6.6 -6
Japan 16.5 16.9 2
Indonesia 38.9 38.4 -1
Malaysia 8.4 7.8 -7
Singapore 12.2 12.1 -0
S Korea 14.1 13.1 -7
Thailand 12.2 11.8 -3
Vietnam 15.6 15.4 -1
Middle East 228.8 193.1 -16
Saudi Arabia 69.5 56.4 -19
UAE 51.4 43.0 -16
Kuwait 12.7 10.6 -17
Egypt 38.3 25.5 -33
Iran 37.2 41.0 10
Other Middle East 19.7 16.7 -15
Turkey 49.0 40.0 -18
Russia 38.0 33.8 -11
Americas 170.1 167.9 -1
United States 119.3 118.3 -1
Canada 14.2 13.8 -2
Mexico 16.6 16.9 1
Brazil 20.0 18.9 -5
Europe ex CIS 77.1 75.8 -2
France 13.6 13.1 -4
Germany 10.2 10.3 1
Italy 19.2 19.0 -1
Spain 8.2 8.3 1
United Kingdom 25.9 25.2 -3
Switzerland - —-
Austria - —-
Other Europe - —-
Total above 2,185.1 1,850.4 -15
Other & stock change 203.5 191.2 -6
World total 2,388.6 2,041.6 -15
Year-on-
year %
Q1’15 Q2’15 Q3’15Q4’15Q1’16Q2’16Q3’16Q4’16change
150.7 121.5 214.1176.084.794.4152.7182.2 4
5.3 5.4 5.96.66.36.16.47.2 10
1.7 2.0 1.31.71.52.41.41.8 2
231.7 181.0 196.0203.1191.4156.2150.1179.3 -12
216.3 169.0 180.6187.6179.2145.6140.6163.6 -13
13.6 10.5 13.713.610.28.88.314.2 4
1.8 1.6 1.72.01.91.91.21.5 -22

3.2 3.9 4.45.13.63.94.25.3 4
12.1 8.5 9.39.010.89.48.79.5 5
2.8 1.7 2.01.92.21.91.81.9 -1
3.4 2.7 3.03.13.33.12.63.1 1
3.7 2.9 3.73.93.92.62.83.8 -2
3.4 2.8 2.93.13.22.62.93.1 1
4.4 3.7 3.53.94.73.53.33.9 -1
63.3 58.4 54.452.756.448.142.446.2 -12
17.4 18.8 16.017.415.115.812.013.6 -22
16.3 14.9 10.010.215.311.27.78.7 -15
3.6 3.1 2.33.72.92.51.83.4 -7
9.3 8.9 11.88.26.65.87.16.0 -27
9.3 7.9 10.49.510.28.811.010.9 15
7.3 4.8 3.93.76.34.02.83.6 -3
10.4 11.6 12.115.08.79.29.312.8 -15
9.2 9.1 10.29.57.37.59.69.3 -2
32.7 39.0 38.260.133.038.937.558.5 -3
22.2 25.6 26.545.022.725.826.043.9 -2
2.7 3.5 2.75.32.73.42.65.1 -4
4.0 4.2 4.44.14.14.44.34.1 -2
3.9 5.8 4.75.73.65.34.65.5 -4
13.1 14.9 12.936.213.214.912.735.1 -3
2.8 2.6 2.06.32.82.51.95.9 -5
1.7 2.1 1.25.21.72.11.25.3 2
2.9 4.0 3.09.42.84.03.09.2 -2
1.8 2.1 1.92.51.82.11.82.5 2
4.0 4.1 4.912.94.04.24.812.2 -5
-   - -  -  -  -  -  -  -  -
-   - -  -  -  -  -  -  -  -
-   - -  -  -  -  -  -  -  -
551.3 469.0 573.9590.9434.3404.6448.4563.1 -5
47.2 47.0 47.561.843.744.544.059.0 -5
598.5 516.0 621.4652.7477.9449.1492.5622.0 -5
Source: Metals Focus; GFMS, Thomson Reuters; ICE Benchmark Administration; World Gold Council
Total bar and coin demand in selected countries (Tonnes)
Year-on-
year %
2015 2016change
India 194.9 161.6 -17
Pakistan 14.5 16.0 11
Sri Lanka - —-
Greater China 236.0 291.8 24
China 228.1 284.6 25
Hong Kong 1.5 1.4 -4
Taiwan 6.4 5.9 -8
Japan 16.2 20.0 24
Indonesia 20.1 21.1 5
Malaysia 6.8 5.2 -24
Singapore 5.9 5.0 -16
S Korea 7.5 5.6 -25
Thailand 78.0 69.7 -11
Vietnam 47.8 42.9 -10
Middle East 62.2 18.1 -71
Saudi Arabia 14.9 10.8 -28
UAE 8.7 6.0 -31
Kuwait 0.8 0.7 -18
Egypt 4.9 2.7 -45
Iran 30.1 -4.4--
Other Middle East 2.7 2.2 -18
Turkey 23.1 29.4 27
Russia 4.8 3.7 -23

WORLD GOLD COUNCIL

Total bar and coin demand in selected countries (Tonnes)

	2015	2016		Year-on-year % change	Q1'15	Q2'15	Q3'15	Q4'15	Q1'16	Q2'16	Q3'16	Q4'16		Year-on-year % change
India	194.9	161.6	▼	-17	40.0	37.7	57.0	60.2	27.5	32.3	40.1	61.8	▲	3
Pakistan	14.5	16.0	▲	11	3.1	3.8	3.7	4.0	3.4	4.2	3.9	4.5	▲	14
Sri Lanka	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Greater China	236.0	291.8	▲	24	66.1	46.8	55.2	67.9	83.1	41.8	42.5	124.5	▲	83
China	228.1	284.6	▲	25	64.0	45.1	53.2	65.8	81.3	40.2	41.0	122.1	▲	86
Hong Kong	1.5	1.4	▼	-4	0.4	0.3	0.5	0.3	0.4	0.2	0.5	0.4	▲	15
Taiwan	6.4	5.9	▼	-8	1.7	1.4	1.5	1.7	1.4	1.4	1.0	2.0	▲	17
Japan	16.2	20.0	▲	24	-3.2	-0.2	10.8	8.8	3.6	5.7	3.2	7.5	▼	-15
Indonesia	20.1	21.1	▲	5	5.7	4.5	4.6	5.3	5.2	6.0	4.6	5.3	▲	1
Malaysia	6.8	5.2	▼	-24	2.5	1.0	1.7	1.6	1.5	1.2	1.1	1.4	▼	-13
Singapore	5.9	5.0	▼	-16	1.6	1.2	1.5	1.6	1.2	1.2	1.1	1.5	▼	-4
S Korea	7.5	5.6	▼	-25	1.7	1.3	2.2	2.4	1.2	1.0	1.1	2.2	▼	-5
Thailand	78.0	69.7	▼	-11	19.5	16.4	20.5	21.5	22.4	15.7	14.1	17.5	▼	-19
Vietnam	47.8	42.9	▼	-10	14.4	10.8	11.5	11.1	11.5	8.9	9.1	13.5	▲	21
Middle East	62.2	18.1	▼	-71	23.9	14.5	13.0	10.7	6.8	3.6	2.0	5.7	▼	-46
Saudi Arabia	14.9	10.8	▼	-28	4.7	3.2	3.3	3.7	3.4	2.6	2.3	2.4	▼	-34
UAE	8.7	6.0	▼	-31	2.9	2.3	1.8	1.8	2.2	1.4	1.1	1.4	▼	-20
Kuwait	0.8	0.7	▼	-18	0.2	0.2	0.2	0.2	0.2	0.2	0.1	0.2	▼	-15
Egypt	4.9	2.7	▼	-45	1.1	1.2	1.4	1.2	0.6	0.6	0.7	0.8	▼	-35
Iran	30.1	-4.4	-	-	14.2	7.0	5.8	3.1	-0.3	-1.7	-2.7	0.3	▼	-90
Other Middle East	2.7	2.2	▼	-18	0.8	0.6	0.6	0.7	0.7	0.5	0.4	0.6	▼	-12
Turkey	23.1	29.4	▲	27	5.2	4.5	9.2	4.2	5.0	4.5	5.3	14.5	▲	244
Russia	4.8	3.7	▼	-23	1.3	1.3	1.2	1.1	1.0	1.0	0.9	0.8	▼	-25
Americas	78.0	100.8	▲	29	13.4	13.6	32.7	18.4	19.3	29.8	19.6	32.1	▲	75
United States	71.5	93.2	▲	30	11.8	12.3	30.8	16.6	17.4	27.9	18.0	29.9	▲	80
Canada	2.9	4.3	▲	48	0.7	0.5	0.9	0.8	1.0	1.3	0.8	1.2	▲	69
Mexico	2.2	2.0	▼	-9	0.5	0.4	0.7	0.6	0.6	0.3	0.5	0.6	▼	-1
Brazil	1.4	1.3	▼	-10	0.4	0.4	0.4	0.4	0.3	0.3	0.3	0.3	▼	-10
Europe ex CIS	220.3	196.0	▼	-11	58.1	45.4	58.9	57.9	57.3	41.8	35.1	61.7	▲	7
France	-0.5	-3.9	-	-	0.8	-0.5	-0.9	0.1	-0.2	-2.9	-0.7	-0.2	-	-
Germany	116.0	105.3	▼	-9	30.9	23.1	30.2	31.7	30.8	21.9	17.6	35.0	▲	10
Italy	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Spain	-	-	-	-	-	-	-	-	-	-	-	-	-	-
United Kingdom	8.6	10.9	▲	28	1.9	1.8	2.7	2.1	3.0	2.9	2.2	2.7	▲	29
Switzerland	50.3	45.7	▼	-9	13.8	11.0	13.6	11.9	12.7	11.2	9.5	12.3	▲	3
Austria	12.2	10.8	▼	-11	3.0	2.5	3.5	3.2	2.9	2.3	1.9	3.7	▲	13
Other Europe	33.7	27.1	▼	-20	7.7	7.5	9.7	8.9	8.1	6.3	4.6	8.2	▼	-8
Total above	1,016.0	986.8	▼	-3	253.3	202.6	283.6	276.5	249.9	198.6	183.7	354.6	▲	28
Other & stock change	31.1	42.4	▲	36	4.2	7.8	8.3	10.8	10.0	13.9	6.1	12.4	▲	15
World total	1,047.0	1,029.2	▼	-2	257.5	210.4	292.0	287.2	259.9	212.5	189.8	367.0	▲	28

Source: Metals Focus; GFMS, Thomson Reuters; ICE Benchmark Administration; World Gold Council

WORLD GOLD COUNCIL

Consumer demand in selected countries (Tonnes)

	2015	2016		Year-on-year % change
India	857.2	675.5	▼	-21
Pakistan	37.6	42.0	▲	12
Sri Lanka	6.8	7.1	▲	5
Greater China	1,047.8	968.9	▼	-8
China	981.5	913.6	▼	-7
Hong Kong	52.8	42.9	▼	-19
Taiwan	13.4	12.5	▼	-7
Japan	32.7	36.9	▲	13
Indonesia	59.0	59.5	▲	1
Malaysia	15.2	13.0	▼	-15
Singapore	18.1	17.1	▼	-6
S Korea	21.6	18.7	▼	-13
Thailand	90.2	81.5	▼	-10
Vietnam	63.4	58.3	▼	-8
Middle East	291.0	211.2	▼	-27
Saudi Arabia	84.4	67.2	▼	-20
UAE	60.2	49.0	▼	-18
Kuwait	13.6	11.2	▼	-17
Egypt	43.2	28.2	▼	-35
Iran	67.3	36.6	▼	-46
Other Middle East	22.4	18.9	▼	-16
Turkey	72.1	69.3	▼	-4
Russia	42.8	37.5	▼	-12
Americas	248.1	268.7	▲	8
United States	190.8	211.5	▲	11
Canada	17.1	18.1	▲	6
Mexico	18.8	18.9	▲	0
Brazil	21.4	20.2	▼	-6
Europe ex CIS	297.4	271.8	▼	-9
France	13.1	9.2	▼	-29
Germany	126.1	115.6	▼	-8
Italy	19.2	19.0	▼	-1
Spain	8.2	8.3	▲	1
United Kingdom	34.5	36.1	▲	5
Switzerland	50.3	45.7	▼	-9
Austria	12.2	10.8	▼	-11
Other Europe	33.7	27.1	▼	-20
Total above	3,201.0	2,837.1	▼	-11
Other & stock change	234.6	233.6	▼	-0
World total	3,435.6	3,070.7	▼	-11

	Q1'15	Q2'15	Q3'15	Q4'15	Q1'16	Q2'16	Q3'16	Q4'16		Year-on-year % change
India	190.7	159.2	271.2	236.1	112.2	126.6	192.8	244.0	▲	3
Pakistan	8.4	9.2	9.6	10.5	9.7	10.3	10.3	11.7	▲	12
Sri Lanka	1.7	2.0	1.3	1.7	1.5	2.4	1.4	1.8	▲	2
Greater China	297.8	227.9	251.2	271.0	274.4	198.0	192.6	303.8	▲	12
China	280.3	214.1	233.8	253.4	260.5	185.8	181.6	285.7	▲	13
Hong Kong	14.0	10.8	14.2	13.9	10.6	9.0	8.8	14.5	▲	5
Taiwan	3.6	2.9	3.2	3.7	3.4	3.3	2.3	3.6	▼	-4
Japan	0.0	3.6	15.2	13.9	7.2	9.6	7.4	12.8	▼	-8
Indonesia	17.8	13.0	14.0	14.3	16.0	15.4	13.3	14.8	▲	3
Malaysia	5.3	2.7	3.7	3.5	3.7	3.1	2.9	3.3	▼	-7
Singapore	5.0	3.9	4.5	4.7	4.5	4.3	3.7	4.7	▼	-0
S Korea	5.3	4.2	5.9	6.2	5.2	3.6	3.9	6.0	▼	-3
Thailand	22.9	19.2	23.5	24.6	25.7	18.3	16.9	20.6	▼	-16
Vietnam	18.9	14.5	15.0	15.0	16.2	12.4	12.4	17.3	▲	16
Middle East	87.2	73.0	67.4	63.4	63.2	51.7	44.4	52.0	▼	-18
Saudi Arabia	22.1	22.0	19.2	21.1	18.5	18.4	14.3	16.0	▼	-24
UAE	19.2	17.2	11.8	12.0	17.5	12.6	8.8	10.2	▼	-15
Kuwait	3.9	3.3	2.5	3.9	3.1	2.6	1.9	3.6	▼	-7
Egypt	10.4	10.1	13.3	9.4	7.2	6.4	7.8	6.8	▼	-28
Iran	23.5	15.0	16.2	12.6	9.9	7.2	8.3	11.2	▼	-11
Other Middle East	8.1	5.4	4.4	4.4	7.0	4.5	3.3	4.2	▼	-5
Turkey	15.6	16.1	21.2	19.2	13.7	13.7	14.6	27.3	▲	42
Russia	10.5	10.3	11.4	10.6	8.3	8.5	10.5	10.2	▼	-4
Americas	46.1	52.6	70.8	78.5	52.3	68.7	57.1	90.6	▲	15
United States	34.0	38.0	57.3	61.6	40.1	53.7	43.9	73.8	▲	20
Canada	3.4	4.0	3.6	6.1	3.6	4.7	3.4	6.4	▲	4
Mexico	4.5	4.5	5.0	4.7	4.7	4.7	4.8	4.6	▼	-2
Brazil	4.2	6.1	5.0	6.0	3.9	5.6	4.9	5.8	▼	-4
Europe ex CIS	71.3	60.2	71.7	94.1	70.5	56.7	47.8	96.9	▲	3
France	3.6	2.1	1.1	6.3	2.6	-0.4	1.2	5.8	▼	-9
Germany	32.7	25.2	31.4	36.9	32.5	24.0	18.8	40.3	▲	9
Italy	2.9	4.0	3.0	9.4	2.8	4.0	3.0	9.2	▼	-2
Spain	1.8	2.1	1.9	2.5	1.8	2.1	1.8	2.5	▲	2
United Kingdom	5.9	5.9	7.6	15.0	7.0	7.1	7.1	14.9	▼	-1
Switzerland	13.8	11.0	13.6	11.9	12.7	11.2	9.5	12.3	▲	3
Austria	3.0	2.5	3.5	3.2	2.9	2.3	1.9	3.7	▲	13
Other Europe	7.7	7.5	9.7	8.9	8.1	6.3	4.6	8.2	▼	-8
Total above	804.6	671.5	857.6	867.3	684.2	603.2	632.1	917.7	▲	6
Other & stock change	51.4	54.8	55.8	72.6	53.7	58.4	50.2	71.4	▼	-2
World total	856.0	726.4	913.4	939.9	737.8	661.6	682.3	989.0	▲	5

Source: Metals Focus; GFMS, Thomson Reuters; ICE Benchmark Administration; World Gold Council

5.0 3.9 4.54.74.54.33.74.7 -0
5.3 4.2 5.96.25.23.63.96.0 -3
22.9 19.2 23.524.625.718.316.920.6 -16
18.9 14.5 15.015.016.212.412.417.3 16
87.2 73.0 67.463.463.251.744.452.0 -18
22.1 22.0 19.221.118.518.414.316.0 -24
19.2 17.2 11.812.017.512.68.810.2 -15
3.9 3.3 2.53.93.12.61.93.6 -7
10.4 10.1 13.39.47.26.47.86.8 -28
23.5 15.0 16.212.69.97.28.311.2 -11
8.1 5.4 4.44.47.04.53.34.2 -5
15.6 16.1 21.219.213.713.714.627.3 42
10.5 10.3 11.410.68.38.510.510.2 -4
46.1 52.6 70.878.552.368.757.190.6 15
34.0 38.0 57.361.640.153.743.973.8 20
3.4 4.0 3.66.13.64.73.46.4 4
4.5 4.5 5.04.74.74.74.84.6 -2
4.2 6.1 5.06.03.95.64.95.8 -4
71.3 60.2 71.794.170.556.747.896.9 3
3.6 2.1 1.16.32.6-0.41.25.8 -9
32.7 25.2 31.436.932.524.018.840.3 9
2.9 4.0 3.09.42.84.03.09.2 -2
1.8 2.1 1.92.51.82.11.82.5 2
5.9 5.9 7.615.07.07.17.114.9 -1
13.8 11.0 13.611.912.711.29.512.3 3
3.0 2.5 3.53.22.92.31.93.7 13
7.7 7.5 9.78.98.16.34.68.2 -8
804.6 671.5 857.6867.3684.2603.2632.1917.7 6
51.4 54.8 55.872.653.758.450.271.4 -2
856.0 726.4 913.4939.9737.8661.6682.3989.0 5
Source: Metals Focus; GFMS, Thomson Reuters; ICE Benchmark Administration; World Gold Council
Indian supply estimates (tonnes)
Year-on-
year %
2015 2016change
Supply
Gross Bullion imports 1,065.0 648.3 -39
of which doré1 229.0 141.9 -38
Net bullion imports 913.6 557.7 -39
Scrap 80.2 89.6 12
Domestic supply from other sources2 9.2 9.9 8
Total supply3 1,003.0 657.2 -34
Quarterly average price
Year-on-
year %
2015 2016change
US$/oz 1,160.1 1,250.8 8
€ /oz 1,045.3 1,129.5 8
Ł/oz 759.0 927.3 22
CHF/kg 35,863.2 39,575.5 10
Ą/g 4,513.8 4,353.5 -4
Rs/10g 23,903.2 27,013.5 13
RMB/g 234.2 267.0 14
TL/g 101.4 121.3 20
Source: ICE Benchmark Administration; Thomson Reuters Datastream; World Gold Council
Year-on-
year %
Q1’15 Q2’15 Q3’15Q4’15Q1’16Q2’16Q3’16Q4’16change
1,218.5 1,192.4 1,124.31,106.51,182.61,259.61,334.81,221.6 10

1,083.1 1,078.0 1,011.51,010.11,072.31,115.71,195.91,131.0 12
804.9 777.7 726.0728.6826.9879.11,016.8983.9 35
37,292.4 36,082.7 34,875.935,230.237,774.339,294.341,860.239,262.1 11
4,666.8 4,656.4 4,416.24,320.44,374.44,367.34,392.34,276.6 -1
24,377.9 24,332.8 23,476.123,446.025,677.027,099.428,733.926,450.1 13
244.3 237.8 227.8227.2248.7264.7286.1267.9 18
96.5 102.3 103.1103.4111.9117.3127.2128.6 24
Year-on-
year %
Q1’15 Q2’15 Q3’15Q4’15Q1’16Q2’16Q3’16Q4’16change
249.2 235.9 304.8275.1151.4142.9118.1235.9 -14
38.6 56.7 67.366.534.836.711.159.3 -11
220.2 202.9 262.9227.6127.4120.399.6210.4 -8
18.0 24.0 18.220.014.023.839.012.8 -36
2.4 2.5 2.22.13.32.22.22.2 5
240.6 229.4 283.3249.7144.7146.3140.8225.4 -10
1 Volume of fine gold material contained in the doré.
2 Domestic supply from local mine production, recovery from imported copper concentrates and disinvestment. 3 This supply can be consumed across the three sectors – jewellery, investment and technology. Consequently, the total supply figure in the table will not add to jewellery plus investment demand for India.
Source: Metals Focus; World Gold Council
Top 40 reported official gold holdings (as at December 2016)
Tonnes% of reservesTonnes% of reserves
1 United States 8,133.574%21Kazakhstan258.132%
2 Germany 3,377.968%22Belgium227.436%
3 IMF 2,814.01)23Philippines196.39%
4 Italy 2,451.867%24Venezuela187.564%
5 France 2,435.862%25Algeria173.65%
6 China 1,842.62%26Thailand152.43%
7 Russia 1,615.215%27Singapore127.42%
8 Switzerland 1,040.06%28Sweden125.78%
9 Japan 765.22%29South Africa125.310%
10 Netherlands 612.563%30Mexico120.52%
11 India 557.86%31Libya116.66%
12 ECB 504.826%32Greece112.861%
13 Taiwan 423.63%33Korea104.41%
14 Portugal 382.556%34BIS2)104.01)
15 Turkey6) 377.113%35Romania103.710%
16 Saudi Arabia 322.92%36Poland103.03%
17 United Kingdom 310.38%37Iraq89.87%
18 Lebanon 286.820%38Australia79.95%
19 Spain 281.616%39Kuwait79.08%
20 Austria 280.044%40Indonesia78.13%
For information on the methodology behind this data, as well as footnotes for specific countries, please see our table of Latest World Official Gold Reserves, at http://www.gold.org/government_affairs/gold_reserves/
Source: IMF IFS, World Gold Council
Top 10 physically-backed gold ETFs by AuM in tonnes
HoldingsYear-on-
as of endyear %
Fund Country Decchange
1 SPDR Gold Shares United States 822.2 28
2 iShares Gold Trust United States 196.2 29
3 ZKB Gold ETF Switzerland 145.5 15
4 ETFS Physical Gold United Kingdom 143.7 40
5 Xetra-Gold Germany 117.6 98
6 Gold Bullion Securities United Kingdom 94.7 38
7 Source Physical Gold United Kingdom 85.4 79
8 iShares Physical Gold United Kingdom 60.4 406
9 Sprott Physical Gold Trust United States 55.0 52
10 Central Fund of Canada Canada 52.0 -1
Global total 2,142.4 33

Physically-backed gold ETF AuM by region in tonnes
Year-on-
yearYear-on-
tonnageyear %
Q4’15 Q1’16Q2’16Q3’16Q4’16changechange
North America 955.9 1,165.21,320.31,339.61,181.4 225.5 24
Europe 570.2 690.5763.1876.9849.1 278.9 49
Asia 46.0 54.461.270.368.1 22.0 48
Other 38.4 42.845.448.743.9 5.5 14
Global Total 1,610.6 1,952.92,190.02,335.52,142.4 531.9 33
Source: Respective ETP providers, Bloomberg, ICE Benchmark Administration, World Gold Council
Source: Respective ETP providers, Bloomberg, ICE Benchmark Administration, World Gold Council

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